SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 14, 2003

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538

(States or Other Jurisdictions of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, Connecticut	06830

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Item 5. Other

Effective August 14, 2003, we entered into an amendment to our existing senior credit facility. A copy of the amendment is filed as exhibit 99.1 hereto.

The amendment, among other things, (i) increases the portion of the facility available for letters of credit from $175 million to $250 million, (ii) increases the portion of the facility available for borrowings by one of our Canadian subsidiaries from $75 million to $100 million, (iii) gives us greater flexibility to make acquisitions, (iv) allows us to make certain internal organizational changes to facilitate tax planning and (v) allows us to exclude, up to specified limits, charges related to store closings for purposes of calculating certain ratios. The amendment does not change the overall size of the facility, the applicable interest rates or the financial covenants (except to permit the exclusion of certain charges as described above).

Exhibit

99.1	Fourth Amendment and Agreement, dated as of August 14, 2003, among United Rentals, Inc., United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals of Nova Scotia (No.1), ULC, the lenders party thereto, the Canadian collateral agent party thereto, JPMorgan Chase Bank, as U.S. Administrative Agent, and J.P. Morgan Bank Canada, as Canadian Administrative Agent.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 22nd day of August, 2003.

UNITED RENTALS, INC.

By:	/s/ John N. Milne
Name: John N. Milne Title: President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ John N. Milne
Name: John N. Milne Title: President and Chief Financial Officer